EXHIBIT 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Interleukin Genetics, Inc. (the “Company”) for the fiscal quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2004	/s/ PHILIP R. REILLY
Philip R. Reilly
Chief Executive Officer

Date: November 3, 2004	/s/ FENEL M. ELOI
Fenel M. Eloi
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.